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                                                                     Exhibit 5.1

                     [LETTERHEAD OF DEWEY BALLANTINE LLP]

                                 June 24, 2002

The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL 33326

Ladies and Gentlemen:

          We have acted as counsel to The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, for the registration of 3,940,909 shares of common stock, $0.01 par value per share (the "Shares"), of the Company relating to the exercise of stock options pursuant to The Ultimate Software Group, Inc. Nonqualified Stock Option Plan as Amended and Restated as of March 20, 2002 (the "Plan").

          We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials appropriate as a basis for the opinions expressed below.

          Based on the foregoing, we are of the opinion that:

          1. The issuance of the Shares upon exercise of options granted under the Plan has been lawfully and duly authorized; and

          2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

          We are opining herein only as to the application of the General Corporation Law of the State of Delaware to the subject transaction, and we express no opinion with respect to the applicability, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws or as to any matters of municipal law or the laws of any local agencies within any state.
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          We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Dewey Ballantine LLP
                                   DEWEY BALLANTINE LLP